March 21, 2019

First Trust Exchange-Traded AlphaDEX(R) Fund II
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187


      Re: 12b-1 Plan Extension Letter for First Trust Exchange-Traded AlphaDEX(R) Fund II (the "Trust").

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be supplemented to add new Funds.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

                                            Very Truly Yours,

                                            FIRST TRUST PORTFOLIOS L.P.

                                            /s/ James M. Dykas
                                            ---------------------------
                                            James M. Dykas
                                            Chief Financial Officer
AGREED AND ACKNOWLEDGED:

First Trust Exchange-Traded
AlphaDEX(R) Fund II

/s/ Donald P. Swade
--------------------------------------
Donald P. Swade
Treasurer, Chief Financial Officer and
    Chief Accounting Officer


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                                   EXHIBIT A

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FUNDS                                                             DATES
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First Trust Exchange-Traded AlphaDEX(R) Fund II
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First Trust Developed Markets ex-US AlphaDEX(R) Fund         April 30, 2020
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First Trust Emerging Markets AlphaDEX(R) Fund                April 30, 2020
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First Trust Asia Pacific ex-Japan AlphaDEX(R) Fund           April 30, 2020
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First Trust Europe AlphaDEX(R) Fund                          April 30, 2020
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First Trust Latin America AlphaDEX(R) Fund                   April 30, 2020
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First Trust Brazil AlphaDEX(R) Fund                          April 30, 2020
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First Trust China AlphaDEX(R) Fund                           April 30, 2020
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First Trust Japan AlphaDEX(R) Fund                           April 30, 2020
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First Trust South Korea AlphaDEX(R) Fund                     April 30, 2020
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First Trust Germany AlphaDEX(R) Fund                         April 30, 2020
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First Trust Canada AlphaDEX(R) Fund                          April 30, 2020
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First Trust Australia AlphaDEX(R) Fund                       April 30, 2020
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First Trust United Kingdom AlphaDEX(R) Fund                  April 30, 2020
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First Trust Hong Kong AlphaDEX(R) Fund                       April 30, 2020
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First Trust Switzerland AlphaDEX(R) Fund                     April 30, 2020
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First Trust Developed Markets ex-US Small
   Cap AlphaDEX(R) Fund                                      April 30, 2020
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First Trust Emerging Markets Small Cap
   AlphaDEX(R) Fund                                          April 30, 2020
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First Trust Eurozone AlphaDEX(R) ETF                         April 30, 2020
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First Trust India NIFTY 50 Equal Weight ETF                  April 30, 2020
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